UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 25, 2018

JAGUAR HEALTH, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36714	46-2956775
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

201 Mission Street, Suite 2375 San Francisco, California	94105
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (415) 371-8300

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Explanatory Note

On May 29, 2018, Jaguar Health, Inc. (the “Company”) filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original Filing”) to report the appointment of Mr. Robert J. Griffing as Chief Commercial Officer of Napo Pharmaceuticals, Inc.  This Amendment No. 1 to the Original Filing is being filed solely to correct typographical errors in the seventh paragraph of Ex. 10.1 to the Original Filing with respect to the accelerated vesting of outstanding unvested equity awards held by Mr. Griffing in the event of a termination without cause and without good reason.

The Company has not made any other changes to the Original Filing. This Amendment No. 1 continues to speak as of the date of the Original Filing and does not update or modify the disclosures under Item 5.02 contained therein.

Item 9.01                   Financial Statements and Exhibits

(d)                  Exhibits

Exhibit No.	Description
10.1	Offer Letter, dated May 25, 2018.

99.1*	Press Release, dated May 29, 2018.

* Previously filed.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

JAGUAR HEALTH, INC.

Date: June 8, 2018	By:	/s/ Karen S. Wright
Name: Karen S. Wright
Title: Chief Financial Officer

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